UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2022

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 16, 2022, Hill International, Inc., a Delaware corporation (the “Company”), Global Infrastructure Solutions Inc., a Delaware corporation (“Parent”), and Liberty Acquisition Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub has agreed to commence (within the meaning of Rule 14d-2 under the Exchange Act) a cash tender offer (as it may be extended and amended from time to time as permitted under the Merger Agreement, the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) for $2.85 per share of Company Common Stock (such amount, the “Offer Price”), net to the seller in cash, without interest.

The Company’s Board of Directors (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Offer and the Merger (as defined below), are advisable and fair to, and in the best interest of, the Company and its stockholders and (ii) recommended that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer (the “Company Board Recommendation”), subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the Merger Agreement.

Under the Merger Agreement, Merger Sub is required, as soon as practicable, and in any event within 15 business days after the date of the Merger Agreement, to commence the Offer to purchase all outstanding shares of Company Common Stock. The Offer initially will remain open for 20 business days, subject to possible extension on the terms set forth in the Merger Agreement.

Merger Sub’s obligation to accept shares of Company Common Stock tendered in the Offer is subject to customary conditions, including: (i) that the number of shares of Company Common Stock validly tendered and not validly withdrawn, considered together with all other shares of Company Common Stock (if any) beneficially owned by Parent, Merger Sub and their respective affiliates, represent one more than 50% of the total number of shares of Company Common Stock; (ii) expiration or termination of any waiting periods applicable to the consummation of the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of consent or authorization under applicable antitrust laws; (iii) the absence of any order that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the Transactions; (iv) the continued accuracy of representations and warranties made by the Company in the Merger Agreement, except as permitted in the Merger Agreement; (v) the Company’s material compliance with its obligations under the Merger Agreement; (vi) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement; and (vii) the Company’s delivery to Parent of a certificate signed by its Chief Executive Officer or Chief Financial Officer, certifying that the foregoing clauses (iv), (v) and (vi) have been satisfied (collectively, the “Offer Conditions”).

The Merger Agreement provides that, following the consummation of the Offer and provided that the parties have not agreed to effectuate the Transactions as a One-Step Merger (as defined below), upon the terms and conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as the surviving corporation and an indirect wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock (1) held in the treasury of the Company, (2) at the commencement of the Offer, owned by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of Parent or Merger Sub, and (3) irrevocably accepted for purchase in the Offer (collectively, the “Excluded Shares”) and (B) the Appraisal Shares (as defined in the Merger Agreement), shall be automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest (such amount of cash, the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration shall automatically be cancelled and shall cease to exist as of the Effective Time. Each Excluded Share shall be cancelled without any consideration therefor and shall cease to exist as of the Effective Time.

At the Effective Time, each Company Compensatory Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, each former holder of any such Company Compensatory Award shall have the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to each such Company Compensatory Award as of the Effective Time and (ii) the excess, if any, of the Merger Consideration over any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation.

As soon as practicable following the date of the Merger Agreement, the Company shall take all actions necessary or required under the Company Employee Stock Purchase Plan (“Company ESPP”) and subject to applicable law to cause the Company ESPP not to commence an offering period to purchase Company Common Stock that would otherwise begin on or after the date of the Merger Agreement or to accept payroll deductions with respect to any such offering period that would otherwise begin on or after the date of the Merger Agreement and, on or promptly following the date of the Merger Agreement, shall cause the Company ESPP to be terminated. In satisfaction of such condition, the Company ESPP was terminated by the Company on April 16, 2022 immediately following the signing of the Merger Agreement.

The consummation of the Merger is subject to customary conditions, including: (i) Merger Sub’s acceptance for payment of the Company Common Stock validly tendered pursuant to the Offer and not withdrawn and (ii) the absence of any order that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the Merger. Neither the Offer nor the Merger is subject to any financing condition.

The Merger Agreement also provides that, upon the written request of Parent, the parties agree to: (1) consider whether the Transactions contemplated by the Merger Agreement should be effectuated by means of a Merger to be effected under Section 251(c) of the DGCL (a “One-Step Merger”), and (2) if so determined, cooperate in good faith to effectuate the Transactions in such manner and make such reasonable and customary amendments to the Merger Agreement as Parent, Merger Sub and the Company mutually agree are necessary to reflect such structure. If the parties agree to effectuate the Transactions as a One-Step Merger, the Company would be required to file a proxy statement to obtain approval of the Merger by the Company’s stockholders at a special stockholders meeting held for the purpose of voting upon the adoption of the Merger Agreement, and the Merger would be effected pursuant to Section 251(c) of the DGCL.

The Merger Agreement includes certain representations and warranties of the Company, on the one hand, and Parent and Merger Sub, on the other hand. It also contains customary covenants, including certain restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger. The Merger Agreement includes customary “no-shop” restrictions on the Company’s ability, among other things, to solicit, furnish information to and engage in discussions or negotiations with, third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may provide information to and engage in discussions or negotiations with third parties with respect to an unsolicited bona fide written alternative acquisition proposal if (i) the Board has determined in good faith that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and (ii) the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement restricts the Board’s ability to withdraw, qualify or modify the Company Board Recommendation, approve or recommend any alternative acquisition proposal or adopt or approve entrance by the Company into any agreement regarding an alternative acquisition proposal and requires that the Board include the Company Board Recommendation in the Schedule 14D-9 filed with the SEC in connection with the Offer, reaffirm the Company Board Recommendation upon request by Parent following public disclosure of an alternative acquisition proposal, and to recommend, in a timely manner, against any alternative acquisition proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act. Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to withdraw, qualify or modify the Company Board Recommendation in response to a Superior Proposal or an Intervening Event (as defined in the Merger Agreement) or, in the case of a Superior Proposal, terminate the Merger Agreement to enter into a definitive agreement with respect to the Superior Proposal, subject in each case to certain matching rights in favor of Parent.

The Merger Agreement contains certain mutual termination rights for the Company and Parent, including, but not limited to, the right for either party to terminate the Merger Agreement if the Offer is not consummated on or before April 15, 2023. Under certain circumstances, the Company may terminate the Agreement (i) at any time prior to the consummation of the Offer in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), (ii) if Merger Sub fails to commence the Offer on or prior to the fifteenth (15th) business day following the date of the Merger Agreement, or (iii) if Merger Sub fails to consummate the Offer within two (2) business days following the Expiration Date and, as of such Expiration Date, all the Offer Conditions have been satisfied or waived. In addition, under certain circumstances, Parent may terminate the Merger Agreement if the Company Board shall have effected a Change in Recommendation (as defined in the Merger Agreement) prior to the consummation of the Offer. Upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $5,200,000 (the “Termination Fee”). The Company will, following termination of the Merger Agreement under certain circumstances, be required to reimburse up to $1,700,000 of the reasonable costs and expenses incurred by Parent, Merger Sub or their respective affiliates in connection with the transactions (the “Expense Reimbursement”). Any amounts paid as Expense Reimbursement will reduce the amount of the Termination Fee on a dollar-for-dollar basis.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange as soon as practicable following the Effective Time and de-registered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and the terms of the Merger Agreement is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedule delivered by the Company and not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that the disclosure schedule contains information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Support Agreement

Concurrently with the execution of the Merger Agreement, Parent entered into a Tender and Support Agreement (the “Support Agreement”) with certain stockholders of the Company collectively beneficially owning approximately 10% of the outstanding shares of Company Common Stock, pursuant to which each such stockholder agreed, among other things, to vote against other proposals to acquire the Company and, subject to certain exceptions, to tender such stockholder’s shares of Company Common Stock pursuant to the Offer. The Support Agreement terminates in certain circumstances, including in connection with (i) the Board’s determination to change its recommendation with respect to the Transactions and (ii) any modification or amendment to, or the waiver of any provision of, the Merger Agreement as in effect on the date of the Support Agreement or the Offer that is effected, in either case, without the written consent of the stockholders of the Company party to the Support Agreement, that decreases the amount, or changes the form or terms of consideration payable for the shares of Company Common Stock pursuant to the Merger Agreement or adversely affects the rights of any stockholder of the Company party to the Support Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 10.1, and the terms of the Support Agreement is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2022, upon recommendation of the compensation committee of the Board, the Board approved transaction bonuses (the “Transaction Bonuses”) in the amount of $400,000 to Raouf S. Ghali, the Company’s Chief Executive Officer, in the amount of $200,000 to Todd Weintraub, the Company’s Chief Financial Officer, and in the amount of $120,000 to Abdo E. Kardous, the Company’s Regional President (Middle East), in recognition of their significant contribution to the success of the Company. Payment of the Transaction Bonuses is contingent upon the consummation of the Merger and will be payable on the Closing Date of the Merger.

On August 15, 2022, the Board amended the Company’s 2022 Cash Bonus Program (the “Program”) to provide that, solely with respect to the performance period ending December 31, 2022, awards under the Program will be payable to participants of the Program based upon achievement of the performance goals specified in such awards regardless of whether a participant had experienced a termination of employment initiated by the Company prior to the end of the performance period ending December 31, 2022 or the payment of amounts payable under such award to a participant. Each of the Company’s named executive officers participates in the Program.

Additional Information about Where to Find It

The Offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Company Common Stock. The solicitation and offer to buy shares of Company Common Stock will only be made pursuant to the tender offer materials that Parent intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, Parent will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov, at the Company’s website at http://www.hillintl.com or by directing a request to the information agent for the tender offer who will be named in the tender offer materials.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “poised,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including, among others, risks relating to: changes in facts and circumstances and other risks, uncertainties and assumptions concerning the Offer and the subsequent Merger, including whether the Offer and the Merger will consummate, the structure of the Transactions, the timing of the consummation of the Offer and the Merger, strategic and other potential benefits of the Transactions, the ability of the parties to satisfy the various conditions to the consummation of the Offer or the Merger, including the outcome of the regulatory reviews of the Transaction, the percentage of outstanding shares that will be tendered in the Offer, the ability of the parties to comply with their respective obligations in the Merger Agreement, the potential effects of the Transactions, the outcome of legal proceedings (if any) that may be instituted against the Company, Parent or Merger Sub (or any of their respective affiliates) and/or others related to the Transactions, unexpected costs or unexpected liabilities that may result from the Transactions (whether or not consummated), the possibility that competing offers will be made, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses, the effects of disruption from the announcement or pendency of the Transactions making it more difficult to maintain relationships with employees, customers, suppliers, and other business partners of the Company, potential diversion of management's attention from the Company’s ongoing business operations, the impact of the COVID-19 pandemic and its impact on the Company’s operation, and other general risks facing the Company’s business and operations.

When considering forward-looking statements, investors should keep in mind the risk factors and other cautionary statements set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that the Company files with the SEC, from time to time. Except as required under applicable law, the Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 16, 2022, among Hill International, Inc., Global Infrastructure Solutions Inc. and Liberty Acquisition Sub Inc.
10.1*	Tender and Support Agreement, dated as of August 16, 2022, among Global Infrastructure Solutions Inc., Liberty Acquisition Sub Inc. and certain stockholders of Hill International, Inc. named therein.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* The Company Disclosure Schedule and other Schedules attached to the Merger Agreement and the Support Agreement, as applicable, have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
August 17, 2022	Title:	Executive Vice President and Chief Administrative Officer